UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32927

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

INTRODUCTORY NOTE

On March 7, 2011, J.Crew Group, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Chinos Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned indirect subsidiary of Chinos Holdings, Inc., a Delaware corporation (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated as of November 23, 2010, subsequently amended on January 18, 2011 by Amendment No. 1 to the Agreement and Plan of Merger (as amended, the “Merger Agreement”), by and among, Parent, Merger Sub and the Company. As a result of the Merger, the Company is now controlled by Parent, which is controlled by affiliates of TPG Capital, L.P. (“TPG”) and Leonard Green & Partners, L.P. (“Leonard Green”).

Item 1.01.	Entry into a Material Definitive Agreement.

1. Senior Secured Asset-Based Revolving Credit Facility, Security Agreement and Guaranty

On March 7, 2011, in connection with the Merger, the Company entered into an asset-based credit agreement with Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, HSBC Bank USA, N.A., Suntrust Bank and Wells Fargo Capital Finance, LLC, as co-documentation agents, Merrill Lynch, Pierce, Fenner and Smith Incorporated and Goldman Sachs Bank USA, as arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as joint bookrunners (the “ABL Facility”), that provides senior secured financing of $250.0 million (which may be increased by up to $75.0 million in certain circumstances), subject to a borrowing base limitation. The borrowing base for the ABL Facility at any time equals the sum of: 90% of the eligible credit card receivables; plus, 85% of eligible accounts; plus, 90% (or 92.5% for the period of August 1 through December 31 of any fiscal year) of the net recovery percentage of eligible inventory multiplied by the cost of eligible inventory; plus, 85% of the net recovery percentage of eligible letters of credit inventory, multiplied by the cost of eligible letter of credit inventory; plus, 85% of the net recovery percentage of eligible in-transit inventory, multiplied by the cost of eligible in-transit inventory; plus, 100% of qualified cash; minus, all availability and inventory reserves. The ABL Facility includes borrowing capacity in the form of letters of credit up to the entire amount of the facility, and up to $25 million in U.S. dollars for borrowings on same-day notice, referred to as swingline loans, and is available in U.S. dollars, Canadian dollars and Euros.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) in the case of borrowings in U.S. dollars, a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A., (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; (b) in the case of borrowings in U.S. dollars or in Euros a LIBOR rate determined by reference to the costs of funds for deposits in the relevant currency for the interest period relevant to such borrowing adjusted for certain additional costs; (c) in the case of borrowings in Canadian dollars, the average offered rate for Canadian dollar bankers’ acceptances having an identical term of the applicable borrowing; and (d) in the case of borrowings in Canadian dollars, a fluctuating rate determined by reference to the higher of (1) the average offered rate for 30 day Canadian dollar bankers’ acceptances plus 0.50% and (2) the prime rate of Bank of America, N.A. for loans in Canadian dollars. The initial applicable margin for borrowings under the ABL Facility is 1.50% with respect to base rate borrowings and borrowings in Canadian dollars bearing interest at the rate described in the immediately preceding clause (d), and 2.50% with respect to LIBOR borrowings and borrowings in Canadian dollars bearing interest at the rate described in the immediately preceding clause (c). Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility pursuant to the credit agreement governing the ABL Facility, the applicable margin for borrowings thereunder is subject to adjustment each fiscal quarter, based on average historical excess availability during the preceding quarter. Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder. The initial commitment fee is 0.50% per annum. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the commitment fee is subject to adjustment based on the amount of average unutilized commitments for the three-month period immediately preceding such adjustment date. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. From the time that the amount available under the ABL Facility is less than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $25.0 million, in each case, for five consecutive business days, until the time when the Company has excess availability equal to or greater than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $25.0 million, in each case, for 30 consecutive calendar days, or during the continuance of certain events of default, including a payment or bankruptcy event of default and any event of default arising from failure to deliver a borrowing base certificate, failure to comply with the fixed charge coverage ratio described below, failure to comply with certain covenants relating to the bank accounts holding the Company’s cash or a breach of a representation or warranty made in any borrowing base certificate, (x) the Company is required to repay outstanding loans and/or cash collateralize letters of credit with the cash that it is required to deposit daily in a collection account maintained with the administrative agent under the ABL Facility and (y) if the Company sells certain Current Asset Collateral (as defined below) outside the ordinary course of business, it is required to repay outstanding loans and/or cash collateralize letters of credit with the proceeds from such sales.

Voluntary Prepayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by the Company’s parent and certain of the Company’s existing wholly owned domestic subsidiaries and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s parent and the Company’s subsidiaries that have guaranteed the ABL Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

•

a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts (other than any designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the ABL Facility have only a second-priority security interest), securities accounts, commodities accounts and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

•

a second-priority pledge of all of the Company’s capital stock directly held by the Company’s parent and a second priority pledge of all of the capital stock directly held by the Company and any subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a second-priority security interest in substantially all other tangible and intangible assets, including substantially all of the Company’s owned real property and intellectual property.

Certain Covenants and Events of Default. The ABL Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

Although the Company’s immediate parent is not generally subject to the negative covenants under the ABL Facility, such parent is subject to a holding company covenant that will limit its ability to engage in certain activities. The covenant limiting dividends and other restricted payments is expected to permit the restricted actions in an unlimited amount so long as certain restricted payment conditions are satisfied, principally that no event of default exists and that the Company must have pro forma and six month projected excess availability under the ABL Facility greater than the greater of (a) 20% of the lesser of (i) the commitment amount and (ii) the borrowing base and (b) $40.0 million, and that the Company’s pro forma Fixed Charge Coverage Ratio (as defined in the credit agreement governing the ABL Facility) is at least 1.1 to 1.0. Each of the covenants limiting (1) certain acquisitions, (2) investments, (3) the incurrence of unsecured debt and (4) prepayments or redemptions of certain indebtedness are expected to permit the restricted actions in an unlimited amount so long as certain payment conditions, and other conditions, are satisfied, principally that no event of default exists and that the Company must have pro forma and six month projected excess availability under the ABL Facility greater than the greater of (a) 15% of the lesser of (i) the commitment amount and (ii) the borrowing base and (b) $30.0 million, and that the Company’s pro forma Fixed Charge Coverage Ratio is at least 1.0 to 1.0.

From the time when the Company has excess availability less than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $25.0 million, until the time when the Company has excess availability equal to or greater than the greater of (a) 12.5% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $25.0 million for 30 consecutive days, the credit agreement governing the ABL Facility requires the Company to maintain a Fixed Charge Coverage Ratio tested on the last day of each fiscal quarter of at least 1.0 to 1.0. The breach of this covenant is subject to certain equity cure rights.

The credit agreement governing the ABL Facility additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the ABL Facility is not complete and is qualified in its entirety by reference to the credit agreement, the security agreement and the guaranty entered into in connection with the closing of the ABL Facility, copies of which are filed as Exhibits 10.1, 10.3 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

2. Senior Secured Term Loan Facility, Security Agreement and Guaranty

On March 7, 2011, in connection with the Merger, the Company entered into a term loan credit agreement with Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Merrill Lynch, Pierce, Fenner and Smith Incorporated and Goldman Sachs Bank USA, as joint lead arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as joint bookrunners (the “Term Loan Facility”), that provides senior secured financing of $1.2 billion (which may be increased by up to $275.0 million in certain circumstances).

Interest Rate and Fees. Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A., (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which shall be no less than 1.25%. The applicable margin for borrowings under the Term Loan Facility is 2.50% with respect to base rate borrowings (subject to reduction to 2.25% based upon the Company’s senior secured net leverage ratio) and 3.50% with respect to LIBOR borrowings (subject to reduction to 3.25% based upon the Company’s senior secured net leverage ratio). The applicable margin for borrowings under the credit agreement governing the Term Loan Facility is subject to adjustment each fiscal quarter, based on the Company’s senior secured net leverage ratio as set forth in the most recently provided compliance certificate, commencing with the delivery of the compliance certificate for the fiscal quarter ending July 30, 2011.

In addition to paying interest on outstanding principal under the Term Loan Facility, the Company will pay customary agency fees.

Mandatory Prepayments. The credit agreement governing the Term Loan Facility requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (subject to reduction to 25% and 0% based upon the Company’s senior secured net leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the credit agreement governing the Term Loan Facility);

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Term Loan Facility.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Term Loan Facility at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, provided, however, that if on or prior to the date that is six months after the closing date of the Term Loan Facility, the Company prepays any loan in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Amortization and Final Maturity. The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Term Loan Facility are unconditionally guaranteed by the Company’s immediate parent and certain of the Company’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s immediate parent and the Company’s subsidiary guarantors, including, in each case subject to customary exceptions and exclusions:

•

a first-priority pledge of all of the Company’s capital stock directly held by the Company’s immediate parent and a first-priority pledge of all of the capital stock directly held by the Company and the Company’s subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary);

•

a first-priority security interest in substantially all of the Company’s immediate parent’s, the Company’s and the subsidiary guarantor’s other tangible and intangible assets (other than the assets described in the following bullet point), including substantially all of the Company’s real property and intellectual property, and designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the Term Loan Facility have a first-priority security interest; and

•	a second-priority security interest in Current Asset Collateral.

Certain Covenants and Events of Default. The Term Loan Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s immediate parent and each of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other Indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

The credit agreement governing the Term Loan Facility does not require the Company to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the Term Loan Facility is not complete and is qualified in its entirety by reference to the credit agreement, the security agreement and the guaranty entered into in connection with the closing of the Term Loan Facility, copies of which are filed as Exhibits 10.2, 10.4 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

3. Indenture and the Senior Notes Due 2019

On March 7, 2011, Merger Sub, as the initial issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), executed an indenture pursuant to which the 8.125% Senior Notes due 2019 (the “Notes”) were issued (the “Initial Indenture”). On March 7, 2011, the Company, the guarantors and the Trustee executed a Supplemental Indenture (the “Supplemental Indenture” and together with the Initial Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Merger Sub under the Initial Indenture and the Notes and the guarantors guaranteed the Notes on an unsecured senior basis. The Notes bear interest at a rate of 8.125% per annum, and interest is payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2011. The Notes mature on March 1, 2019.

The Company may redeem the Notes, in whole or in part, at any time on or after March 1, 2014 at the applicable redemption price, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to March 1, 2014, the Company may, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes and any additional notes issued under the Indenture at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the Notes, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of noteholders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of certain equity offerings; provided that (1) at least 60.0% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the closing date and any additional notes issued under the Indenture after the closing date (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such equity offering. At any time prior to March 1, 2014, the Company may redeem the Notes, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount plus a “make-whole premium” and accrued and unpaid interest, if any, to the date of redemption.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated in right of payment thereto. The Notes will be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to (a) the Company’s existing and future secured indebtedness, including the ABL Facility and Term Loan Facility described above, to the extent of the value of the collateral securing such indebtedness and (b) all existing and future liabilities of the Company’s non-guarantor subsidiaries.

Upon certain change of control events, each noteholder may require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture provides that the following are an Event of Default (as defined in the Indenture) with respect to the Notes: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; (2) default for 30 days or more in the payment when due of interest or Additional Interest (as defined in the Indenture) on or with respect to the Notes; (3) failure by the Company or any guarantor for 60 days after receipt of written notice given by the Trustee or the noteholders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes; (4) default under any mortgage, indenture or instrument for money borrowed by the Company or any of its Restricted Subsidiaries (as defined in the Indenture) or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness (as defined in the Indenture) owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50 million or more; (5) failure by the Company or any Significant Subsidiary (as defined in the Indenture) (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a

Significant Subsidiary) to pay final judgments aggregating in excess of $50 million (net of amounts covered by insurance policies), which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgment becomes final; (6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a Significant Subsidiary); or (7) the guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) ceases to be in full force and effect or is declared null and void, or any responsible officer of any guarantor that is a Significant Subsidiary (or a responsible officer of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a Significant Subsidiary) denies that it has any further liability under the guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any guarantee in accordance with the Indenture.

If any Event of Default occurs and is continuing (other than of a type specified in clause (6) above), the Trustee or the noteholders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If certain bankruptcy or insolvency Events of Default specified in the Indenture occur with respect to the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company) would constitute a Significant Subsidiary), all outstanding Notes will become due and payable without any other act on the part of the Trustee or the noteholders.

The Indenture contains customary covenants, including restrictions on the Company’s and certain of its subsidiaries’ ability to incur additional indebtedness and guarantee indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; incur indebtedness or issue certain preferred equity; create liens; enter into transactions with the Company’s affiliates; designate the Company’s subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture); and consolidate, merge, or transfer all or substantially all of the Company’s assets. The covenants are subject to a number of exceptions and qualifications. Certain of these covenants, excluding without limitation those relating to transactions with the Company’s affiliates and consolidation, merger, or transfer of all or substantially all of the Company’s assets, will be suspended during any period of time that (1) the Notes have Investment Grade Ratings (as defined in the Indenture) and (2) no default has occurred and is continuing under the Indenture. In the event that the Notes are downgraded to below an Investment Grade Rating, the Company and certain subsidiaries will again be subject to the suspended covenants with respect to future events.

The foregoing summary of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the Indenture, the Supplemental Indenture and the Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

4. Exchange and Registration Rights Agreement

On March 7, 2011, in connection with the issuance of the Notes, Merger Sub entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several Purchasers (the “Initial Purchasers”) named in Schedule I to the Purchase Agreement (as defined in the Registration Rights Agreement). Concurrently with the consummation of the Merger, the Company and guarantors of the Notes entered into a Registration Rights Agreement Joinder pursuant to which the Company and the guarantors assume all of the rights and obligations of Merger Sub under the Registration Rights Agreement (the “Registration Rights Agreement Joinder”). Pursuant to the terms of the Registration Rights Agreement, the Company and the guarantors agree to use commercially reasonable efforts to file a registration statement with respect to an offer to exchange the Notes for registered notes under the Securities Act of 1933, as amended (the “Securities Act”) within 270 days after March 7, 2011 and to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 365 days after March 7, 2011. The Company and other guarantors have also agreed to use commercially reasonable efforts to file under the Securities Act a shelf registration statement for the resale of the Notes and guarantees if the exchange offer is not available or cannot be effected within such time. If the exchange offer is not completed or the shelf registration statement is not effective prior to March 7, 2012, additional interest on the Notes will accrue at a rate of 0.25% per annum for the first 90-day period and at a rate of 0.50% per annum thereafter until the registration obligations are fulfilled.

The foregoing summary of the Registration Rights Agreement and the Registration Rights Agreement Joinder is not complete and is qualified in its entirety by reference to the Registration Rights Agreement and the Registration Rights Agreement Joinder, copies of which are filed as Exhibits 4.4 and 4.5 to this Current Report on Form 8-K and are incorporated herein by reference.

5. Stockholders Agreements

Effective upon the closing of the Merger, the Company entered into each of a Principal Investors Stockholders’ Agreement and a Management Stockholders’ Agreement with affiliates of TPG, affiliates of Leonard Green, certain parent companies of the Company (including Parent) and, with respect to the Management Stockholders’ Agreement, certain other stockholders of Parent party thereto. These agreements contain arrangements among the parties thereto with respect to the business and affairs of the Company and the ownership of securities of Parent, including with respect to voting rights, preemptive rights, rights of first offer upon a disposition of shares, the transfer of shares of Parent, tag along rights and drag along rights.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 7, 2011, the Company’s equity incentive plans, including the Amended and Restated J.Crew Group, Inc. 1997 Stock Option Plan; the J.Crew Group, Inc. 2003 Equity Incentive Plan, as amended; the J.Crew Group, Inc. 2005 Equity Incentive Plan, as amended; the Amended and Restated J.Crew Group, Inc. 2007 Associate Stock Purchase Plan; and the J.Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan, were terminated.

On March 7, 2011, in connection with the Merger, the Second Amended and Restated Credit Agreement, dated as of May 4, 2007, among the Company and certain of its subsidiaries, as borrowers and guarantors, the lenders and issuers party thereto and Citicorp USA, Inc., as administrative agent, as amended, was paid in full and terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 7, 2011, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove its common stock from listing on the NYSE. On March 7, 2011, the NYSE filed with the SEC an application on Form 25 to delist and deregister the Company’s common stock. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company’s common stock, requesting that the Company’s common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to the Rights of Security Holders.

As of the effective time of the Merger, each share of Company common stock (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including shares contributed to Parent by Mr. Millard S. Drexler, Chairman and Chief Executive Officer of the Company, and certain trusts controlled by him (the “Rollover Investors”) and members of our management team who chose to invest in Parent immediately prior to the effective time, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law), was converted into the right to receive $43.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on March 7, 2011 upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result, the Company became an indirect wholly owned subsidiary of Parent, with Parent, through its wholly owned subsidiaries, owning 100% of the Company’s common stock.

The aggregate consideration paid in connection with the Merger was approximately $3 billion, which consideration was funded by equity financing from Parent, the Rollover Investors and certain members of management and by borrowings under the Term Loan Facility and issuance of the Notes described in Item 1.01 above.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 and Exhibit 2.2 hereto and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following members of the Company’s board of directors resigned at the effective time of the Merger: Mary Ann Casati, Steven Grand-Jean, David House, Heather Reisman, Stuart Sloan, Stephen Squeri and Josh Weston.

Following such resignations, Carrie Wheeler, Jonathan Sokoloff and John Danhakl were elected to the board of directors. James Coulter and Millard Drexler remained directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time and pursuant to the Merger Agreement, the certificate of incorporation and by-laws of the Company were amended and restated to be in the form of the certificate of incorporation and by-laws of Merger Sub. The amended certificate of incorporation and by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisitions Corporation. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of J.Crew Group, Inc. filed on November 26, 2010.)

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisitions Corporation, dated January 18, 2011. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of J.Crew Group, Inc. filed on January 18, 2011.)

3.1	Amended and Restated Certificate of Incorporation of the Company, adopted March 7, 2011.

3.2	Amended and Restated By-laws of the Company, adopted March 7, 2011.

4.1	Senior Notes Indenture, dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of March 7, 2011 among J.Crew Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 8.125% Senior Notes due 2019 (included in Exhibit 4.1).

4.4	Exchange and Registration Rights Agreement, dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers named therein.

4.5	Registration Rights Agreement Joinder, dated as of March 7, 2011 among J.Crew Group, Inc., the Guarantors named therein and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers named therein.

10.1	Credit Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, Bank Of America, N.A., as Administrative Agent and Issuer, and the other Lenders and Issuers party thereto.

10.2	Credit Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc. as Holdings, Bank Of America, N.A., as Administrative Agent, and the other Lenders party thereto.

10.3	Security Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, the subsidiary guarantors party thereto from time to time, and Bank of America, N.A., as Collateral Agent under the ABL Facility.

10.4	Security Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, the subsidiary guarantors party thereto from time to time, and Bank of America, N.A., as Collateral Agent under the Term Loan Facility.

10.5	Guaranty dated as of March 7, 2011 among Chinos Intermediate Holdings B, Inc., as Holdings, the other guarantors party hereto from time to time, and Bank of America, N.A., as Administrative Agent and Collateral Agent under the ABL Facility.

10.6	Guaranty dated as of March 7, 2011 among Chinos Intermediate Holdings B, Inc., as Holdings, the other guarantors party hereto from time to time, and Bank of America, N.A., as the Administrative Agent and Collateral Agent under the Term Loan Facility.

99.1	Press Release announcing closing of Merger, dated March 7, 2011.

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

	By:	/s/ James S. Scully
		Name:	James S. Scully
		Title:	Chief Administrative Officer and Chief Financial Officer
Dated: March 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisitions Corporation. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of J.Crew Group, Inc. filed on November 26, 2010.)

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated November 23, 2010, by and among J.Crew Group, Inc., Chinos Holdings, Inc. and Chinos Acquisitions Corporation, dated January 18, 2011. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of J.Crew Group, Inc. filed on January 18, 2011.)

3.1	Amended and Restated Certificate of Incorporation of the Company, adopted March 7, 2011.

3.2	Amended and Restated By-laws of the Company, adopted March 7, 2011.

4.1	Senior Notes Indenture, dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of March 7, 2011 among J.Crew Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 8.125% Senior Notes due 2019 (included in Exhibit 4.1).

4.4	Exchange and Registration Rights Agreement, dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers named therein.

4.5	Registration Rights Agreement Joinder, dated as of March 7, 2011 among J.Crew Group, Inc., the Guarantors named therein and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers named therein.

10.1	Credit Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, Bank Of America, N.A., as Administrative Agent and Issuer, and the other Lenders and Issuers party thereto.

10.2	Credit Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc. as Holdings, Bank Of America, N.A., as Administrative Agent, and the other Lenders party thereto.

10.3	Security Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, the subsidiary guarantors party thereto from time to time, and Bank of America, N.A., as Collateral Agent under the ABL Facility.

10.4	Security Agreement dated as of March 7, 2011 among Chinos Acquisition Corporation, which on March 7, 2011 was merged with and into J.Crew Group, Inc., with J.Crew Group, Inc. surviving such merger as the Borrower, Chinos Intermediate Holdings B, Inc., as Holdings, the subsidiary guarantors party thereto from time to time, and Bank of America, N.A., as Collateral Agent under the Term Loan Facility.

10.5	Guaranty dated as of March 7, 2011 among Chinos Intermediate Holdings B, Inc., as Holdings, the other guarantors party hereto from time to time, and Bank of America, N.A., as Administrative Agent and Collateral Agent under the ABL Facility.

10.6	Guaranty dated as of March 7, 2011 among Chinos Intermediate Holdings B, Inc., as Holdings, the other guarantors party hereto from time to time, and Bank of America, N.A., as the Administrative Agent and Collateral Agent under the Term Loan Facility.

99.1	Press Release announcing closing of Merger, dated March 7, 2011.